SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

October 26, 2021

Date of Report (Date of Earliest Event Reported)

Commission File No. 0-29935

CROWN EQUITY HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada, USA	33-0677140
(State of Incorporation or organization)	(I.R.S. Employer Identification No.)

11226 Pentland Downs Street, Las Vegas, NV 89141

(Address of principal executive offices) (Zip code)

Company’s telephone number, including area code: (702) 683-8946

ITEM 5.02 Departure of Directors or Principal Officers; Election of Officers; Appointment of Principal Officers.

Las Vegas, NV— October 26, 2021 – Crown Equity Holdings, Inc. (OTCPINK: CRWE) announced today that effective immediately, that it has accepted the resignation of its board member and officer Malcolm Ziman. The company also announced Jamie Hadfield, as its Marketing/Merger and Acquisition Officer and Shawn Jones as its Business Developer/Merger and Acquisition Manager, as well as being the two newest members of its board.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated October 26, 2021

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN EQUITY HOLDINGS INC.

Dated: October 26, 2021	By:	/s/ Mike Zaman
Mike Zaman, President/CEO

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